EXHIBIT 10.1

AMENDMENT No. 2 to

SECURED PROMISSORY NOTE

This AMENDMENT NO. 2 to SECURED PROMISSORY NOTE (this "Amendment"), is made effective as of May 30, 2013, by and between EXPERIENCE ART and DESIGN, INC., a Nevada corporation (the "Corporation") and CHIURAZZI INTERNATIONAL, LLC, an Arizona limited liability company (the "Holder").

RECITALS

A. The Corporation has assumed the payment responsibility under a Secured Promissory Note dated September 18, 2012 to the Holder in the principal amount of US$2,800,000 (the "**Original Note**"), which was consented to on May 6, 2013 by the Holder.

B. The Original Note was issued pursuant to that certain Asset Purchase Agreement dated September 18, 2012, by and among the CI Holdings, Inc, the predecessor in interest to the Coproration, the Holder, and Paul Deloughery (the "**Purchase Agreement**").

C. The Original Note was and remains secured pursuant to that certain Security Agreement dated as of September 18, 2012, by and among the Corporation, the Holder, and Chiurazzi Internazionale S.R.L., an Italian company (the "**Security Agreement**").

D. CI Holdings, Inc, made the Closing Payment (as defined in the Purchase Agreement) and the October 25, 2012 payment as required under the Original Note and the March 29, 2013, the April 15, 2013, and the May 1, 2013 payments which were due pursuant to Amendment No 1 to the Secured Promissory Note dated March 18, 2013.

E. The Corporation and the Holder desire to amend the Original Note so as to adjust the principal amount payment schedule.

NOW, THEREFORE, in consideration of the foregoing recitals and of the obligations contained herein assumed by the respective parties to this Amendment, it is mutually covenanted and agreed as follows:

AGREEMENT

1. <u>Amendments</u>. Section 1 of the Original Note shall be deleted in its entirety and replaced with the following:

"1. <u>Principal</u>. Unless previously repaid pursuant to <u>Section 6</u> below, the principal amount of this Note is payable as follows:

Payment Date	Princil lal Payment Amount
October 25, 2012	US$280,000 (Paid)
March 29, 2013	US$10,000 (Paid)
April 15, 2013	US$10,000 (Paid)
May 1, 2013	US$ 10,000 (Paid)
May 31, 2013	US$10,000
June 7, 2013	US$10,000
June 14, 2013	US$25,000
June 28, 2013	US$25,000
July 25, 2013	US$230,000.00
October25, 2013	US$230,000.00
January25, 2014	US$230,000.00
April 25, 2014	US$230,000.00
July 25, 2014	US$230,000.00
October 25, 2014	US$230,000.00
January 25, 2015	US$230,000.00
April 25, 2015	US$230,000.00
July 25, 2015	US$230,000.00
October 25, 2015	US$200,000.00
January 25, 2016	US$200,000.00

On January 25, 2016 (the "**Maturity Date**"), the entire unpaid principal balance, and all accrued and unpaid interest of this Note, if not sooner paid, will be due and payable."

2. <u>**Other Provisions Unaffected**</u>. Except as specifically and expressly amended by Section 1, hereof, the terms, covenants and conditions of the Original Note shall remain in full force and effect. This Amendment does not serve to waive any Default Interest or late charges which have accrued as of the date of this Amendment due to the previous payment defaults under the Original Note. All terms, covenants and conditions of the Purchase Agreement and the Security Agreement remain in full force and effect and are not amended in any way by this Amendment.

3. <u>**Controlling Document**</u>. In the event of a conflict or inconsistency between any term of this Amendment and any term of the Original Note, the terms of this Amendment shall control and prevail.

4. <u>**Miscellaneous**</u>. This Amendment: (a) may be amelided only by a writing signed by each of the parties; (b) may not be assigned, pledged or otherwise transferred, whether by operation of law or otherwise, by the Corporation; (c) may be executed in several counterparts (including by facsimile or by

.pdf delivered via email), each of which is deemed an original but all of which constitute one and the same instrument; (d) together with the Original Note, the Purchase Agreement, the Security Agreement, and all other agreements, documents and instruments delivered in connection with the Original Note, contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (e) is governed by, and will be construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective heirs, successors and permitted assigns. The waiver by a party of any breach or violation of any provision of this Amendment will not operate or be construed a waiver of any subsequent breach or violation hereof. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the day and year first above written.

CORPORATION:

EXPERIENCE ART and DESIGN, INC.

By: */s/ Gordon C. Root*

Name: Gordon C. Root

Title: President

HOLDER:

CHIURAZZI INTERNATIONAL, LLC, an Arizona limited liability company

By: */s/ Paul E. Deloughery*

Name: Paul E. Deloughery

Title: Manager